[LOGO OF HAZLETT, LEWIS & BIETER, PLLC]


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended June 3, 2000, of our report dated June 28, 2000, with respect to the financial statements of American Consumers, Inc.


                                             HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 30, 2000